Exhibit 5.1

140 Scott Drive
Menlo Park, California 94025
Tel: +1.650.328.4600 Fax: +1.650.463.2600
www.lw.com

FIRM / AFFILIATE OFFICES
	Abu Dhabi	Milan
	Barcelona	Moscow
	Beijing	Munich
	Boston	New Jersey
	Brussels	New York
March 22, 2016	Century City	Orange County
	Chicago	Paris
	Dubai	Riyadh
	Düsseldorf	Rome
	Frankfurt	San Diego
	Hamburg	San Francisco
	Hong Kong	Shanghai
	Houston	Silicon Valley
	London	Singapore
	Los Angeles	Tokyo
	Madrid	Washington, D.C.

Fantex, Inc.

330 Townsend Street, Suite 234

San Francisco, CA 94107

Re:       Form S-1 Registration Statement File No. 333-208184

Initial Public Offering of Fantex Sports Portfolio 1 Units of Fantex, Inc.

We have acted as counsel to Fantex, Inc., a Delaware corporation (the “Company”), in connection with the proposed issuance of up to 2,182,400 Fantex Sports Portfolio 1 Units (the “Units”), and up to 50,000,000 shares of platform common stock, par value $0.0001 per share, of Fantex, Inc. issuable upon the conversion of shares of one or more of the Tracking Stocks (as defined below) that comprise the Units (the “Platform Common Stock”). Each Unit consists of (i) 0.047 shares of Fantex Series Vernon Davis Convertible Tracking Stock of the Company, par value $0.0001 per share, (ii) 0.127 shares of Fantex Series EJ Manuel Convertible Tracking Stock of the Company, par value $0.0001 per share, (iii) 0.040 shares of Fantex Series Mohamed Sanu Convertible Tracking Stock of the Company, par value $0.0001 per share, (iv) 0.277 shares of Fantex Series Alshon Jeffery Convertible Tracking Stock of the Company, par value $0.0001 per share, (v) 0.117 shares of Fantex Series Michael Brockers Convertible Tracking Stock, par value $0.0001 per share, (vi) 0.089 shares of Fantex Series Jack Mewhort Convertible Tracking Stock of the Company, par value $0.0001 per share, and (vii) 0.683 shares of Fantex Series Professional Sports Convertible Tracking Stock, par value $0.0001 per share (each of the convertible tracking stocks described in clauses (i)-(vii), a “Tracking Stock,” and collectively the “Tracking Stocks” and such Tracking Stocks together with the Platform Common Stock, the “Shares”). The Units and Shares (together, the “Securities”) are included in a registration statement on Form S-1 under the Securities Act of 1933, as amended (the “Act”), filed by the Company with the Securities and Exchange Commission (the “Commission”) (Registration No. 333-208184) (as amended, the “Registration Statement”).

March 22, 2016

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related Prospectus, other than as expressly stated herein with respect to the issue of the Securities.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the internal laws of the State of California in paragraph 1 hereof and the General Corporation Law of the State of Delaware in paragraph 2 hereof, and we express no opinion with respect to any other laws.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1. When the Units shall have been issued and sold by the Company and delivered by the Company against payment therefor in the circumstances contemplated by the form of underwriting agreement most recently filed as an exhibit to the Registration Statement, the Units will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

2. When the Shares shall have been issued and sold by the Company and delivered by the Company against payment therefor in the circumstances contemplated by the form of underwriting agreement most recently filed as an exhibit to the Registration Statement, the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company and the Shares will be validly issued, fully paid and nonassessable.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” We further consent to the incorporation by reference of this letter and consent into any registration statement or post-effective amendment to the Registration Statement filed pursuant to Rule 462(b) with respect to the Securities. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP